UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): July 17, 2018
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.02 Results of Operations and Financial Condition.
On July 17, 2018, Horizon Global Corporation (the “Company”) issued a press release (the “Press Release”) announcing, among other things, certain preliminary financial information for the quarter ended June 30, 2018. The Press Release also announced that the Company intends, subject to market conditions, to amend (the “Amendment”) its Term Loan Credit Agreement, dated as of June 30, 2015, as amended, among the Company, the several banks and other financial institutions or entities from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the Amendment, the Company may obtain additional credit facilities in the form of an incremental term facility in an aggregate amount of up to $50,000,000.
Attached as Exhibits 99.1 and 99.2, respectively, are the Press Release and certain portions of a lender presentation prepared in connection with the proposed Amendment, which also contains certain preliminary financial information for the three months and twelve months ended June 30, 2018.
The information in this Item 2.02, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)    The following exhibits are furnished herewith:

Exhibit No.	Description

99.1	Press Release dated July 17, 2018

99.2	Portions of Lender Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	July 17, 2018	By:	/s/ Jay Goldbaum
		Name:	Jay Goldbaum
		Title:	General Counsel and Corporate Secretary